Exhibit 99.1

GREENHUNTER RESOURCES ANNOUNCES

COMPLETION OF NEW EQUITY PLACEMENT

$3,181,255 Total Equity Raised

GRAPEVINE, TEXAS, September 19, 2013—GreenHunter Resources, Inc. (NYSE MKT: GRH and GRH.PRC) (the “Company”), a diversified water resource, waste management and environmental services company specializing in the unconventional oil and natural gas shale resource plays, announced today the closing of a private placement of 181,786 units consisting of an aggregate of 181,786 shares of the Company’s 10% Series C Cumulative Preferred Stock and 282,778 common stock purchase warrants, for aggregate gross proceeds of $3,181,255. Each warrant entitles the holder to purchase one share of common stock at a price of $2.25 per share. The warrants have an expiration date of September 19, 2018. The purchasers of the securities were Context Capital Management, LLC, Forward Management LLC, Crow Point Partners and New Salem Investment Capital, LLC.

MLV & Co., acted as the placement agent for the offering.

The Company intends to use proceeds from the offering to fortify its Oilfield Fluid Management Solutions™ infrastructure. The offering was made only to select accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The securities offered in this placement have not been registered under the Securities Act of 1933, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of 10% Series C Cumulative Preferred Stock and common stock underlying the warrants to be issued in the offering. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About GreenHunter Water, LLC (a wholly owned subsidiary of GreenHunter Resources, Inc.)

GreenHunter Water, LLC provides Oilfield Fluid Management Solutions™. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-Cycle®), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water barge logistics services—including 21st Century tracking technologies (RAMCATTM) that allow hydrocarbon producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

For a visual animation of the Class II Salt Water Disposal well development and completion technique that is being utilized in GreenHunter Water’s Appalachia, Eagle Ford, Mississippian Lime and Bakken SWD program, navigate to the video by clicking on “Salt Water Disposal Animation” button on the Operations tab at GreenHunterResources.com or click here.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Resources and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to implement its business plan, government regulation and competition. GreenHunter Resources undertakes no obligation to update these forward-looking statements in the future.

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For Further Information Contact:

GreenHunter Resources, Inc.

Jonathan D. Hoopes

Interim CEO, President and COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterresources.com